Exhibit 10.9
TRADEMARK LICENSE AGREEMENT
     This Trademark License Agreement (this “Agreement”) is entered into and made effective as of the 13th day of April, 2011, by and between CVR Energy, Inc., a corporation organized and existing under the laws of Delaware and having a place of business at 10 East Cambridge Circle Drive, Suite 250, Kansas City, Kansas 66103 (hereinafter “CVR Energy”), and CVR Partners, LP, a limited partnership organized and existing under the laws of Delaware and having a place of business at 10 East Cambridge Circle Drive, Suite 250, Kansas City, Kansas 66103 (hereinafter “CVR Partners”).
     CVR Energy is the owner of the marks listed on Appendix A (hereinafter the “Marks”). CVR Partners desires to use the Marks on and in connection with its production and sale of fertilizer and byproducts of the fertilizer production process (the “Business and Goods”).
     In consideration of the foregoing and of the mutual promises hereinafter set forth, the parties agree as follows:
I. GRANT OF LICENSE
     CVR Energy grants to CVR Partners a non-exclusive and non-transferable license to use the Marks on and in connection with the Business and Goods, with the right to sublicense subject to the following terms and conditions. Notwithstanding the foregoing, CVR Partners may assign or otherwise transfer the foregoing license with the prior written consent of CVR Energy.
II. USE OF MARKS AND QUALITY CONTROL
     CVR Partners agrees to use the Marks only in the form and manner and with appropriate legends as reasonably prescribed from time to time by CVR Energy, and not to use any other names, logos or marks in combination with the Marks without prior approval of CVR Energy; provided, such approval will not be unreasonably withheld, conditioned or delayed.
     CVR Partners agrees that the nature and quality of the Business and Goods will conform to standards currently applied by CVR Partners.
     CVR Partners will permit reasonable inspection of its operations, and will supply CVR Energy with specimens of use of the Marks upon request.
III. OWNERSHIP OF MARKS
     CVR Partners acknowledges that CVR Energy owns all right, title and interest in and to the Marks, agrees that it will do nothing inconsistent with CVR Energy’s ownership of the Marks and that all use of the Marks by CVR Partners will inure to the benefit of and be on behalf of CVR Energy. CVR Partners agrees that nothing in this Agreement will give CVR Partners any right, title or interest in the Marks, other than the right to use the Marks in accordance with this Agreement and CVR Partners agrees that it will not attack the title of CVR Energy to the Marks or attack the validity of the license granted hereunder.

IV. RECORD KEEPING
     CVR Partners agrees to maintain accurate records and archives evidencing its use of the Marks pursuant to this Agreement, including retaining samples of signage, advertising and other promotional uses of the Marks for each year during the term of the Agreement.
V. INFRINGEMENT PROCEEDINGS
     CVR Energy will have the sole right and discretion, but not the obligation, to bring infringement or unfair competition proceedings involving the Marks.
VI. TERM AND TERMINATION
     This Agreement will continue in force and effect for the life of the Marks, unless sooner terminated as provided for herein.
     The Agreement may be terminated by either party without cause upon giving the other party 60 days’ written notice.
     CVR Energy may terminate this Agreement immediately (i) in the event of any affirmative act of insolvency by CVR Partners, (ii) upon the appointment of any receiver or trustee to take possession of the properties of the CVR Partners, or (iii) upon the liquidation, dissolution, winding up or sequestration by governmental authority of CVR Partners. In addition, CVR Energy may terminate this Agreement upon breach of any of the provisions hereof by CVR Partners that is not cured or waived within 30 days following receipt by CVR Partners of notice of breach from CVR Energy.
     Upon termination of this Agreement, CVR Partners agrees to immediately discontinue all use of the Marks and any term confusingly similar thereto, and to delete the same from its corporate or business name, to cooperate with CVR Energy or its appointed agent to supply to the appropriate authorities to cancel recording of this Agreement from all government records, to destroy all printed materials bearing the Marks, and that all rights in the Marks and the goodwill connected therewith will remain the property of CVR Energy.
VII. INTERPRETATION OF AGREEMENT
     This Agreement will be interpreted according to the laws of the State of Kansas, United States of America.
[signature page follows]

     The parties hereto have caused this Agreement to be executed as of the date first written above.

CVR Energy, Inc.			CVR Partners, LP
by: CVR GP, LLC, its general partner

By:	/s/ John J. Lipinski		By:	/s/ Edward Morgan
	Name:	John J. Lipinski		Name:	Edward A. Morgan
	Title:	Chief Executive Officer and President		Title:	Chief Financial Officer and Treasurer

APPENDIX A
1.	COFFEYVILLE RESOURCES (word mark)
2.	COFFEYVILLE RESOURCES (logo)
3.	CVR PARTNERS, LP (logo)

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